EXHIBIT 24.1

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized, on April 27, 2007.

REMEC, INC.

By:	/s/ RICHARD A. SACKETT
Richard A. Sackett President

/s/ DAVID F. WILKINSON
David F. Wilkinson Chief Financial and Accounting Officer

Date: April 27, 2007

POWERS OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard A. Sackett and David F. Wilkinson, jointly and severally, his attorneys-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Annual Report on Form 10-K and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof. Pursuant to the requirements of the Securities Exchange Act of 1934, this Annual Report on Form 10-K has been signed below by the following persons on behalf of REMEC, Inc. and in the capacities and on the dates indicated.

Signature	Capacity	Date

/s/ RICHARD A. SACKETT Richard A. Sackett	President (Principal Executive Officer)	April 27, 2007

/s/ DAVID F. WILKINSON David F. Wilkinson	Chief Financial Officer (Principal Financial and Accounting Officer)	April 27, 2007

/s/ ANDRE R. HORN Andre R. Horn	Chairman of the Board	April 27, 2007

/s/ THOMAS A. CORCORAN Thomas A. Corcoran	Director	April 27, 2007

/s/ MARK D. DANKBERG Mark D. Dankberg	Director	April 27, 2007

/s/ WILLIAM H. GIBBS William H. Gibbs	Director	April 27, 2007

/s/ JEFFREY M. NASH Jeffrey M. Nash, Ph.D.	Director	April 27, 2007